Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maria T. Jones
Mark J. Headley               Scott S. Rosenblum              Maxwell M. Rabb
Robert M. Heller              Michele D. Ross                 James Schreiber
Philip S. Kaufman             Howard J. Rothman                   Counsel
Peter S. Kolevzon             Max J. Schwartz                      _____
Kenneth P. Kopelman           Mark B. Segall
Michael Paul Korotkin         Judith Singer                M. Frances Buchinsky
Shari K. Krouner              Howard A. Sobel                Abbe L. Dienstag
Kevin B. Leblang              Jeffrey S. Trachtman          Ronald S. Greenberg
David P. Levin                Jonathan M. Wagner             Debora K. Grobman
Ezra G. Levin                 Harold P. Weinberger         Christian S. Herzeca
Larry M. Loeb                 E. Lisk Wyckoff, Jr.               Jane Lee
                                                             Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------

                                January 30, 1998


The Trautman Kramer Trust
500 Fifth Avenue
New York, New York 10110

                    Re:    The Trautman Kramer Trust
                           -------------------------

Ladies/Gentlemen:

         We have acted as counsel for The Trautman Kramer Trust, a Delaware business trust (the "Trust"), in connection with the proposed public offering of shares of beneficial interest, having a par value of $.001 (the "Shares") of The Trautman Kramer Value Plus Fund, a series of the Trust, pursuant to a registration statement on Form N-1A (File No. 333-27645) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, and the Investment Company Act of 1940, as amended.

         We have reviewed the Trust's Certificate of Trust, its Delaware Trust Instrument and its By-Laws, resolutions of the Board of Trustees of the Trust, and the Registration Statement (including all Pre-Effective Amendments and exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. We have received and relied upon an opinion from Morris, Nichols, Arsht & Tunnell, special Delaware counsel, a copy of which is attached herewith, concerning the organization of the Trust and the authorization and issuance of the Shares.

         Based upon and subject to the foregoing, we are of the opinion, and so advise you as follows:

          i. The Trust is duly organized and validly existing as a business trust in good standing under the laws of the State of Delaware.

          ii. The shares of The Trautman Krmaer Value Plus Fund to be offered for sale pursuant to the Prospectus are duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        /s/Kramer, Levin, Naftalis & Frankel
                                        ------------------------------------

                [LETTERHEAD OF MORRIS, NICHOLS, ARSHT & TUNNELL]





                                December 11, 1997



The Trautman Kramer Trust
500 Fifth Avenue
New York, New York  10110

                  Re:   The Trautman Kramer Trust
                        -------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to The Trautman Kramer Trust, a Delaware business trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated May 1, 1997, as amended May 21, 1997 (as so amended, the "Governing Instrument").

         In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on May 1, 1997 (the "Certificate"); the Governing Instrument; the Bylaws of the Trust; certain resolutions of the Trustees of the Trust; the Trust's Notification Of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A as filed with the Securities and Exchange Commission on May 22, 1997; the Trust's Registration Statement on Form N-1A as filed with the Securities and Exchange Commission on May 22, 1997 (the "Registration Statement"); and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents, and of all documents contemplated by the Governing
Instrument and applicable resolutions of the Trustees, to be executed by investors

The Trautman Kramer Trust
December 11, 1997
Page 2


desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or dissolution of the Trust under Sections 11.04 or
11.05 of the Governing Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Act; and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement or any other registration or offering material relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

         1. The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.

         2. The Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

         3. Under the Delaware Act and the terms of the Governing Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with

The Trautman Kramer Trust
December 11, 1997
Page 3


respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust.

         We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to a pre-effective amendment to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.


                                         Sincerely,

                                         /s/MORRIS, NICHOLS, ARSHT & TUNNELL
                                         -----------------------------------